Filed Pursuant to Rule 424(b)(5)
Registration No. 333-251654

PROSPECTUS SUPPLEMENT
(To the Prospectus effective January 4, 2021)

$75,000,000

Common Stock

India Globalization Capital, Inc.

We have entered into an At-the-Market (ATM) Sales Agreement (the “Sales Agreement”) with The Benchmark Company, LLC (“Benchmark” or the “Manager”) relating to shares of our common stock, par value $0.0001 per share. Under the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through the Manager, as our sales agent. Under the terms of the Sales Agreement, we may also sell shares to the Manager as principal for its own account.

The Manager is not required to sell any specific number or dollar amount of shares of our common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the Sales Agreement, to sell the shares offered by this prospectus supplement and the accompanying prospectus. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE American, at market prices, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or any other method permitted by law. The price per share will be at prevailing market prices when we have an order to sell our shares in effect. An order to sell our shares may contain a minimum sales price and a maximum number of shares to be sold under the order.

The Manager will be entitled to compensation at a fixed commission rate of 2.5% of the gross sales price per share sold. We have also agreed to reimburse certain expenses of the Manager in connection with the Sales Agreement. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary. In connection with the sale of shares of our common stock on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Manager may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Manager against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-12 for more information regarding the Manager’s compensation and expenses.

Our shares of common stock trade on the NYSE American under the symbol “IGC.” On January 8, 2021, the last reported sale price of our common stock as reported on the NYSE American was $1.81 per share.

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” in this prospectus supplement beginning on page S-8, in the accompanying prospectus and in other documents incorporated by reference, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”) on July 13, 2020, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020 filed with the SEC on August 19, 2020 and November 20, 2020, respectively, and other documents that we subsequently file that update, supplement or supersede such information, with the SEC.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus which describe the terms of the offering before you make your investment decision.

Benchmark Company

The date of this prospectus supplement is January 13, 2021

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “IGC,” “we,” “our,” “us” or similar references are to India Globalization Capital, Inc. and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC using the SEC’s shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the section titled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The industry and market data and other statistical information contained in this prospectus supplement, accompany prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of the applicable document, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects or other important facts or circumstances may have changed since those dates.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Neither we nor the Manager has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Manager is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you is accurate only as of the date of those documents regardless of the time of delivery of such documents or the sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements in this prospectus supplement, the accompanying prospectus or in the documents we incorporate by reference herein and therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements.  Without limiting the foregoing, statements that are in the future tense, and all statements accompanied by terms such as “believe,” “project,” “expect,” “trend,” “estimate,” “forecast,” “assume,” “intend,” “plan,” “target,” “anticipate,” “outlook,” “preliminary,” “will likely result,” “will continue,” and variations of them and similar terms are intended to be “forward-looking statements.” We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans, and projections. Forward-looking statements are subject to risks and uncertainties, including those identified in the “Risk Factors” included in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. These and other factors may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date when they are made. Except as required by law, we do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations or the occurrence of unanticipated events after the date of those statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should carefully read this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors contained in the accompanying prospectus and the other documents incorporated by reference herein.

Business Overview

We operate through two segments, Infrastructure and Life Sciences. The Infrastructure segment, managed from India, involves the execution of construction projects, the purchase and resale of physical commodities mostly used in infrastructure, and the rental of heavy construction equipment. The Life Sciences segment is based in the United States. It includes a biotech component that, pursuant to an Investigational New Drug Application (“INDA”) filed with the U.S. Food and Drug Administration (“FDA”), is enrolling patients for a Phase 1, multiple ascending dose (“MAD”) and pharmacokinetics (“PK”) trial on IGC-AD1, a cannabinoid based investigational drug candidate (“IDC”) for treating patients suffering from mild to severe dementia due to Alzheimer’s disease. The Life Sciences segment also consists of a cannabinoid-based healthcare and wellness business with Hyalolex™ for anxiety and general relief; Holief™ for pain relief; Herbo™, a lifestyle brand; and Sunday Seltzer™, a hemp (“CBD”) infused seltzer.

Business Strategy

We have a two-pronged strategy for our Life Sciences, biotech component: the initial prong is to investigate IGC-AD1 for efficacy in managing the symptoms of Alzheimer’s disease. This involves conducting Phase 1 through Phase 3 trials on IGC-AD1 over the next several years, with the goal of demonstrating potentially large-scale efficacy and potentially obtaining FDA approval for IGC-AD1 as a cannabinoid-based medicine that can help manage patients suffering from Alzheimer’s disease. The second prong is to investigate the potential efficacy of IGC-AD1 on memory and/or decreasing or managing plaques and tangles, some of the hallmarks of Alzheimer’s disease. Our pipeline of investigational cannabinoid medications includes pain creams and tinctures for pain relief.  We believe that the biotech portion of our Life Sciences strategy will take several years and involves considerable risk; however, we believe it may involve greater defensible growth potential and first-to-market advantage. We are dedicated to the cause, having filed patents and an INDA with the FDA, as well as having established a trial center. Our approach is to test efficacy for behavioral and psychological symptoms of dementia first, and then turn our attention to the hallmarks of Alzheimer’s: plaques, tangles and memory.

Our shorter-term strategy also includes becoming vertically integrated in the hemp industry as this affords us the opportunity to create the right processes, quality and replicability for eventually creating pharmaceutical grade medicines. This also provide us with several profit opportunities, all conducted in accordance with applicable laws and regulations, such as:

●	sale of our products, under the Herbo, Hyalolex, Holief, and Sunday Seltzer brand lines, among others;

●	white labelling of products such as CBD infused lotions, creams, and oils for other brands;
●	wholesale of hemp extracts including hemp crude extract and hemp isolate;
●	processing of hemp biomass and crude oil for farmers in the Northwest U.S. and Canada; and
●

using our manufacturing and trading platform for trading in infrastructure commodities to assist in delivering emergency products such as hand sanitizers, gloves, and other personal protection equipment for the length of the COVID-19 pandemic.

We believe that the ongoing and expanded investment in clinical trials, research and development (“R&D”), facilities, marketing and advertising, as well and the acquisition of products and businesses supporting our Life Sciences segment, is critical to the development and delivery of innovative products and best-in-class patient and customer experience. Part of our strategy is to leverage our R&D and our intellectual property, to develop products that are well differentiated and backed by science through planned pre-clinical and clinical trials. We believe this strategy has the potential to improve existing products and lead to the creation of new products, which, based on scientific study and research, may offer positive results for the treatment of certain conditions, symptoms and side effects.

Our strategy for the Infrastructure segment is to invest in and competitively bid on construction contracts, for example to build roads, bridges and other civil works in Kerala, India, and to opportunistically buy and sell infrastructure and other commodities including personal protection equipment. We are currently experiencing a lack of certainty in this business segment because the COVID-19 pandemic and stay-at-home and shelter in place orders which have slowed down this industry.

Recent Developments

●

On December 21, 2020, we Ram Mukunda, our Chief Executive Officer and President, reached a settlement (“Settlement”) with the SEC for disclosures made in our March 26, 2018 press release regarding the timeframe for the availability of our first cannabis product, Hyalolex™. Under the terms of the Settlement, without admitting or denying the factual allegations, we and Mr. Mukunda consented to the entry of an order by the SEC pursuant to which: (i) we and Mr. Mukunda will cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and (3) of the Securities Act; (ii) we and Mr. Mukunda paid a civil money penalty of $175,000 and $35,000, respectively to the SEC; and (iii) we will retain an independent compliance consultant to conduct a compliance program assessment and make recommendations related to our internal policies and procedures regarding the effectiveness of our disclosure controls and procedures with an emphasis on our press releases and social media posts.

●	On December 2, 2020, we filed a provisional patent application with the USPTO for our IGC-512 formulation for cannabidiol-based composition and method for stress relief & calm restoring beverage.

●

On July 30, 2020, we received notice from the FDA to proceed with a 12-subject Phase 1 human clinical trial on our INDA, submitted under Section 505(i) of the Federal Food, Drug, and Cosmetic Act, for IGC-AD1. The Phase 1 trial will involve a randomized placebo-controlled MAD study to evaluate safety and tolerability of IGC-AD1 in subjects with mild to severe dementia due to Alzheimer’s disease. In addition, the study will evaluate PK and collect data on other factors. Our IGC-AD1 formulation is based on a patent filed by the University of South Florida that uses a cannabinoid as one of the active ingredients. We have exclusive rights to the patent filing. Subsequent to September 30, 2020, we received an approval from the Institutional Review Board, engaged a principal investigator, engaged a study site, and began enrolling participants for a Phase 1 trial on our IDC.

Intellectual Property Portfolio

As part of our intellectual property strategy, we seek appropriate patent protection for applicable product candidates, drug delivery systems and molecular modifications, as well as other proprietary technologies and their uses, by filing patent applications in the United States and select other countries. We intend for these patent applications to cover, where possible, claims for medical uses, processes for preparation and processes for delivery and formulations. We have been granted three patents and have nine patent applications pending, as set forth below. We hold all rights to the patents that have been filed by us with the U.S. Patent and Trademark Office (“USPTO”) as well as to those filed in other countries.  We have also applied for approximately 32 trademarks under various classes in the United States; however, no assurance can be given that our patent and trademark applications will be approved or registered.

The table below provides the current status of our patent filings:

Formulation	Indication	Provisional Filing	PCT Filing	Status
IGC-501	Pain	09/16/14	09/16/15	Patent issued on 11/06/2018 (#10,117,891)
IGC-502	Seizures	01/25/15	01/14/16	Patent issued on 08/05/2020 (#10,751,300)
IGC-503	Seizures	04/01/15	03/25/16	Pending
IGC-504	Eating Disorders	08/12/15	08/11/16	Patent issued on 03/24/2020 (#10,596,159 B2)
IGC-505	Seizures	06/15/16	06/15/16	Pending
IGC-506	Eating Disorders	02/28/17	02/27/18	Pending
IGC-507 (USF)	Alzheimer’s Disease	07/30/15	2021	Pending
IGC-508	CNS Disorders	03/29/18	03/29/19	Pending
IGC-509	Fatigue and energy restoration	10/4/18	10/04/19	Pending
IGC-510	Stammering, Tourette’s syndrome	05/23/19	2021	Pending
IGC-511	Pain (2nd)	07/17/20	2021	Pending
IGC-512	Stress relief & calm restoring beverage	12/02/20	2021	Pending

Corporate Information

We are a Maryland corporation established in 2005. As of December 31, 2020, we had the following direct operating subsidiaries: Techni Bharathi Private Limited, IGCare, LLC, Holi Hemp, LLC, IGC Pharma, LLC, SAN Holdings, LLC, Sunday Seltzer, LLC and Colombia-based beneficially owned subsidiary Hamsa Biochem SAS. We have employees, contract workers and advisors in the United States, India, Colombia and Hong Kong.

Our principal executive offices are located at 10224 Falls Road, Potomac, Maryland 20854 and our telephone number is  (301) 983-0998. We maintain several websites, including www.igcinc.us and www.igcpharma.com The information contained on our websites is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

We have proprietary rights to a number of trademarks used in this prospectus which are important to our business and have applied for trademarks. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

The Offering

Common stock offered	Shares of common stock having an aggregate offering price of up to $75,000,000.

Common stock to be outstanding immediately after this offering (1)

Up to 82,740,829 shares, assuming the sale of up to 41,436,464 shares hereunder at a price of $1.81 per share, the closing price per share on the NYSE American on January 8, 2021, for aggregate gross proceeds of $75,000,000. Actual shares issued will vary depending on the sales prices under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through The Benchmark Company, LLC, our sales agent, on a commercially reasonable efforts basis. See “Plan of Distribution” on page S-14.

Use of proceeds

We currently intend to use the estimated net proceeds from the sale of our shares in this offering for among others, working capital;  funding trials; funding the development or acquisition of a lab for analyzing pharmaceutical products and an FDA approved Good Manufacturing Practice facility for the manufacture of pharmaceutical grade products; funding purchasing and selling of infrastructure materials, personal protection equipment, among others; funding bidding on infrastructure projects, government contracts, including providing bonds;  marketing and brand awareness campaigns; financing intellectual property related costs;  developing and testing products; launching our hemp-based products; funding the use of our manufacturing and trading platform; and funding potential acquisitions of, investments in, and joint ventures with, complementary (including competitive) businesses, products and technologies; however, we currently have no commitments or agreements with respect to any such acquisitions, investments or joint ventures. For more detail, see “Use of Proceeds” on page S-12.

NYSE American trading symbol	"IGC.”

Risk factors

An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully review the “Risk Factors” section below, and the risk factors stated in the accompanying prospectus, as well as the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

(1)     The number of shares of common stock to be outstanding immediately after this offering is based on 41,304,365 issued and outstanding as of January 8, 2021 and excludes the following as of such date:

●	restricted share units/stock awards consisting of 1,836,000 shares of common stock, which awards are subject to vesting;

●	1,194,659 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.00 per share;

●	210,000 shares of our common stock reserved for issuance upon exercise of outstanding stock options at a weighted average exercise price of $0.46 per share; and

●	240,000 shares of our common stock reserved for future issuance under our Special Grant.

RISK FACTORS

You should carefully consider the risk factors described in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors set forth below before deciding to invest in shares of our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to this Offering

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Manager at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Manager, if any, after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Manager in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our Board of Directors, there may be no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of common stock by us could cause our stock price to decline and dilute your ownership percentage in our Company.

In the future, we may issue shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of our common stock by us in the market, or the perception that such sales could occur.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this “Risk Factors” section, events described in this prospectus supplement and the accompanying prospectus including the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus, and other factors that are beyond our control. In addition, the stock market, in general, has historically experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

Furthermore, the stock market in general has recently experienced relatively large price and volume fluctuations, particularly in response to the COVID-19 outbreak. In particular, the market prices of securities of smaller biotechnology and medical device companies have experienced dramatic fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. In addition, price volatility may increase if the trading volume of our common stock remains limited or declines.

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use their discretion to direct the net proceeds from this offering. We intend to use the net proceeds from the sale of our shares in this offering as set forth in the Use of Proceeds section below. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions. We may invest the net proceeds from this offering, pending their use, in a manner that does not produce income or that loses value. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business and cause the price of our common stock to decline.

We do not intend to pay dividends on our common stock.  Consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock.  We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business, and we do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future.  Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.  There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 41,436,464 shares of our common stock are sold during the term of the Sales Agreement with the Manager at a price of $1.81 per share, the closing price of our common stock on the NYSE American on January 8, 2021, for aggregate gross proceeds of $75,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution $0.65 per share, representing the difference between our as adjusted pro forma net tangible book value per share as of September 30, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Risks Related to Our Growth and Expansion Strategy

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect our business and operations.

The outbreak of COVID-19 has affected most of the world, including the United States, South America, European and Asian countries and has affected and may continue to affect our operations and those of third parties on which we rely, including by causing disruptions in the supply of our products candidates and the conduct of current and future clinical trials. It may also affect the operations of the FDA and other health authorities, which could result in delays of reviews and approvals, including with respect to our product candidates. The impact of COVID-19 on our operations is reflected in reduced revenue and increased expenses in both our Infrastructure and the Life Sciences segments. We have suffered losses and setbacks due to the COVID-19 pandemic, including being delayed in executing an ongoing construction contract, being delayed in commissioning equipment and having to slow down operations because of COVID-19.  While the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing, or clinical trial activities or on healthcare systems or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations, and business and those of the third parties on which we rely.

The Drug Enforcement Administration (“DEA”) interim final rule related to statutory amendments to the Controlled Substances Act made by the Agriculture Improvement Act of 2018 (“AIA”), regarding the scope of regulatory controls over marijuana, tetrahydrocannabinols and other related constituents may have an adverse impact on our Company.

Effective August 21, 2020, the interim rule to align DEA regulations in response to hemp legalization under the 2018 Farm Bill became effective. In order to meet the AIA’s definition of hemp, and thus qualify for the exception in the definition of marijuana, a cannabis-derived product must itself contain 0.3% or less delta-9-Tetrahydrocannabinol (“THC”) on a dry weight basis. It is not enough that a product is labeled or advertised as “hemp.” Cannabis-derived products that exceed the 0.3% THC limit do not meet the statutory definition of “hemp” and are schedule I controlled substances, regardless of claims made to the contrary in the labeling or advertising of the products. Further, a cannabis derivative, extract or product that exceeds the 0.3% THC limit is a schedule I controlled substance, even if the plant from which it was derived contained 0.3% or less THC on a dry weight basis. While we strive to ensure compliance, further tightening of these definitions may have an adverse impact on our products.

Our Company is inexperienced in conducting pre-clinical and clinical trials.

Our Company is inexperienced in conducting pre-clinical and clinical trials. Our attempt at demonstrating safety, efficacy and ultimate useability may fail because of our lack of experience in designing, managing and conducting clinical trials resulting in unanticipated or adverse outcomes. Such outcomes may have an adverse effect on our stock price.

We are attempting to treat or help manage a disease that many other experienced companies have tackled and failed.

We are attempting to demonstrate safety and efficacy of an IDC on the behavioral and psychological symptoms associated with dementia caused by Alzheimer’s disease. The outcome of this is far from certain. Alzheimer’s is a disease that has no cure, and many companies, vastly more experienced and better funded than us have attempted and failed in finding meaningful cures or treatments for Alzheimer’s disease. Our failure will adversely impact your investment and the stock price.

Our current and future products may never achieve market acceptance.

Our current and future products that we may develop may never gain market acceptance among physicians, patients and the medical community. The degree of market acceptance of any of our products will depend on a number of factors, including the actual and perceived effectiveness and reliability of our products; the results of any long-term clinical trials relating to use of our products; the availability, relative cost and perceived advantages and disadvantages of alternative technologies; the degree to which treatments using our products are approved for reimbursement by public and private insurers; the willingness of patients to pay out of pocket in the absence of government or third-party coverage; the strength of our marketing and distribution infrastructure; the level of education and awareness among physicians and hospitals concerning our products; and prevalence and severity of any side effects. Failure of our products to significantly penetrate current or new markets would negatively impact our business, financial condition and results of operations.

Our revenue stream will depend upon third-party reimbursement.

The commercial success of our products, especially pharmaceutical products, in both domestic and international markets will be substantially dependent on whether third-party coverage and reimbursement is available for patients that use our products. However, the availability of insurance coverage and reimbursement for newly approved therapies is uncertain, and therefore, third-party coverage may be particularly difficult to obtain even if our products are approved by the FDA as safe and efficacious. Patients using existing approved therapies are generally reimbursed all or part of the product cost by Medicare or other third-party payors. Medicare, Medicaid, health maintenance organizations and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new drugs, and, as a result, they may not cover or provide adequate payment for these products. Submission of applications for reimbursement approval generally does not occur prior to the filing of an New Drug Application (“NDA”) for that product and may not be granted for as long as many months after NDA approval. In order to obtain reimbursement arrangements for these products, we or our commercialization partners may have to agree to a net sales price lower than the net sales price we might charge in other sales channels. The continuing efforts of government and third-party payors to contain or reduce the costs of healthcare may limit our revenue. Initial dependence on the commercial success of our products may make our revenues particularly susceptible to any cost containment or reduction efforts.

The nature of our products, customer base and sales channels cause us to lack visibility regarding future demand for our products, which makes it difficult for us to predict our revenues or operating results.

It is important to the success of our business that we have the ability to accurately predict the future demand for our products. However, several factors contribute to a lack of visibility with respect to future orders, including:

●	the lengthy and unpredictable sales cycle for our products that can extend from 6 to 24 months or longer;
●	the project-driven nature of our customers’ requirements;
●	the uncertainty of the extent and timing of market acceptance of our new products;
●	the requirement to obtain industry certifications or regulatory approval for some products; and
●	the diversity of our product lines and geographic scope of our product distribution.

This lack of visibility impacts our ability to forecast inventory requirements. An overestimate of our customers’ future requirements for products may lead to excess inventory, which would increase costs and potentially require us to write-off inventory that becomes obsolete. If we underestimate our customers’ future requirements, we may have inadequate inventory, which could interrupt and delay delivery of our products to our customers and could cause our revenues to decline. If any of these events occur, they could negatively impact our revenues, which could prevent us from achieving or sustaining profitability.

Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

●	the impact of the COVID-19 pandemic on our results of operations, including the delay in our ability to launch certain projects;
●

our ability to successfully register trademarks and patents, create and market new products and services, contract for infrastructure projects and rental of equipment in India, and achieve customer acceptance in the industries we serve;

●	current and future economic and political conditions, including in Hong Kong, North America, Colombia and India;
●	our ability to accurately predict the future demand for our products and services;
●	our ability to successfully market our hemp-based products in countries and states where hemp and hemp products are legal;
●	our ability to obtain FDA approval for our INDA, including a phase 2 trial for IGC-AD1, and to successfully run medical trials;
●	the outcome of medical trials that are conducted on our IDCs and products;
●	competition and general acceptance of phytocannabinoids for alternative, pharmaceutical, and nutraceutical therapies;
●	our ability to effectively compete and our dependence on market acceptance of our brands and products;
●	federal and state legislation, and administrative policy regulating phytocannabinoids;
●	our ability (based in part on regulatory concerns) to license our products to processors that can produce pharmaceutical grade phytocannabinoids;
●	our ability to obtain and protect patents for the use of phytocannabinoids in our formulations; and
●	our ability to obtain and install equipment for processing and manufacturing hemp and hemp products.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of our shares in this offering to fund our working capital and capital expenditure requirements over the next 12 to 36 months. In particular, we plan to utilize the net proceeds to:

●     cover working capital needs, including paying continuing product development expenses, employees’ and officers’ salaries and ongoing public reporting costs;

●     fund pre-clinical and various phases of clinical trials on IGC-AD1and other potential IDCs in the U.S. and other countries;

●     fund the development or acquisition of a lab for analyzing pharmaceutical products;

●     fund the acquisition or development of an FDA approved Good Manufacturing Practice facility for the manufacture of pharmaceutical grade products;

●     fund purchasing and selling of infrastructure materials, personal protection equipment, among others;

●     fund bidding on infrastructure projects, government contracts, including providing bonds;

● finance marketing and brand awareness campaigns in the U.S. and other countries where our products and services can be sold in accordance with applicable law and regulation;
● finance the costs of acquiring additional patents or patent filings;
● develop and test products based on our patent pending formulations;

●     launch our hemp-based products in countries and states where hemp and hemp products are legal;

●     fund the use of our manufacturing and trading platform to assist in delivering emergency products including personal protection equipment such as gloves and hand sanitizers, among others, for the COVID-19 pandemic; and

●    fund potential acquisitions of, investments in, and joint ventures with, complementary (including competitive) businesses, products and technologies, including in the cannabis industry, all conducted in accordance with applicable laws and regulations, however, we currently have no commitments or agreements with respect to any such acquisitions, investments or joint ventures.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our product development and commercialization efforts, our funding requirements and the availability and costs of other funds. As a result, our management will have broad discretion in the allocation and use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.  The actual use and allocation of proceeds realized from this offering will depend upon our cash position and our working capital requirements and may change.

Any portion of the $75,000,000 included in this prospectus supplement not previously sold or included in an active placement notice pursuant to the Sales Agreement, may be later made available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares have been sold under the Sales Agreement, the full $75,000,000 of shares of common stock may be later made available for sale in other offerings pursuant to the accompanying base prospectus.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2020.

Our net tangible book value as of September 30, 2020 was approximately $23,252,482, or approximately $0.56 per share, based on 41,304,365 shares of our common stock outstanding as of September 30, 2020.  After giving effect to the sale of our common stock during the term of the Sales Agreement with the Manager in the aggregate amount of $75,000,000 at an assumed offering price of $1.81 per share, the last reported sale price of our common stock on the NYSE American on January 8, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020, would have been approximately $96,360,982, or $1.16 per share of common stock. This represents an immediate increase in the net tangible book value of $73,108,500 or $0.60 per share to our existing stockholders, and an immediate dilution in net tangible book value of $0.65 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.81
Net tangible book value per share as of September 30, 2020	$0.56
Increase in net tangible book value per share attributable to this offering	$0.60

Pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		$1.16

Dilution per share to new investors purchasing shares in this offering		$0.65

The table above assumes for illustrative purposes that an aggregate of 41,436,464 shares of our common stock are sold during the term of the Sales Agreement at a price of $1.81 per share, the last reported sale price of our common stock on the NYSE American on January 8, 2021, for aggregate gross proceeds of $75,000,000.

The shares pursuant to the Sales Agreement are being sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $1.81 per share, the last reported sale price of our common stock on the NYSE American on January 8, 2021, assuming all of our common stock in the aggregate amount of $75,000,000 during the term of the Sales Agreement is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $1.20 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.71 per share, after deducting commissions and estimated aggregate offering expenses payable by us.  A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $ 1.81 per share, the last reported sale price of our common stock on the NYSE American on January 8, 2021, assuming all of our common stock in the aggregate amount of $75,000,000 during the term of the Sales Agreement is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $1.13 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.58 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and tables are based on 41,304,365 shares of our common stock issued and outstanding as of September 30, 2020 and excludes as of that date the following:

●	restricted share units/stock awards consisting of 1,836,000 shares of common stock, which awards are subject to vesting;

●	1,194,659 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.00 per share;

●	210,000 shares of our common stock reserved for issuance upon exercise of outstanding stock options at a weighted average exercise price of $0.46 per share; and

●	240,000 shares of our common stock reserved for future issuance under our Special Grant.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with The Benchmark Company, LLC, under which we may issue and sell from time to time, shares of our common stock having an aggregate offering price of up to $75,000,000 through the Manager. The Manager may sell the common stock by any method that is deemed to be an ”at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through the NYSE American or any other existing trading market for the common stock in the U.S. or to or through a market maker, subject to the limitations imposed by General Instruction I.B.6. to Form S-3, as applicable.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify the Manager of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Manager, subject to the terms and conditions of the Sales Agreement, the Manager has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Manager under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The Manager will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold, the volume-weighted average price of the shares sold, the compensation payable by us to the Manager with respect to such sales and the net proceeds payable to us. The settlement of sales of shares between us and the Manager is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Manager may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of shares of common stock sold through the Manager under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Manager in connection with the sales of common stock.

We will pay the Manager a commission equal to 2.5% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Manager for certain of their expenses incurred in connection with acting as Manager, including the fees and expenses of its counsel of up to $16,500.

In connection with the sale of common stock on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Manager may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Manager against certain civil liabilities, including liabilities under the Securities Act.

In the ordinary course of their business, the Manager and/or their affiliates may in the future perform investment banking, broker-dealer, financial advisory or other services for us, for which they may receive separate fees.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of the maximum dollar amount of shares of common stock subject to the Sales Agreement, (ii) the termination of the Sales Agreement by us or the Manager and (iii) the expiration of the shelf registration statement on Form S-3 (File No. 333-251654) on the third anniversary of the initial effective date of such registration statement.

To the extent required by Regulation M, the Manager will not engage in any market making activities involving our shares while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 13, 2021, and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the issuance of the shares of common stock offered by this prospectus supplement as our counsel. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel for Benchmark in connection with this offering.

EXPERTS

The consolidated financial statements of India Globalization Capital, Inc. included in our Annual Reports on Form 10-K for the fiscal years ended March 31, 2020 and 2019, have been audited by our independent registered public accountants Manohar Chowdhry & Associates, as set forth in their reports thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements are incorporated herein by reference in reliance upon Manohar Chowdhry & Associates’ reports, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits, which are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

This prospectus supplement constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act.  This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules.  The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth above.  Statements contained in this prospectus supplement regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete.  In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC on July 13, 2020;
●	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, filed with the SEC on August 19, 2020, and November 20, 2020, respectively;
●

Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed), filed with the SEC on January 9, 2020, March 16, 2020, March 27, 2020, May 8, 2020, May 13, 2020, July 20, 2020, August 11, 2020, August 20, 2020, December 22, 2020, and January 13, 2021;

●	Our definitive proxy statement on Schedule 14A for our 2020 Annual Meeting of Stockholders filed with the SEC on December 8, 2020; and
●

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 7, 2006, and any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, but not delivered with this prospectus supplement. Copies of the above documents (other than exhibits to such documents unless those exhibits have been specifically incorporated by reference in this prospectus supplement) may be obtained upon written or oral request, without charge to you, by contacting India Globalization Capital, Inc., Attn: Corporate Secretary, 10224 Falls Road, Potomac, Maryland 20854, telephone: (301) 983-0998.

PROSPECTUS

INDIA GLOBALIZATION CAPITAL, INC.

$100,000,000

Common Stock
Warrants
Units
Rights

This prospectus relates to common stock, warrants, units and rights that we may sell from time to time in one or more offerings up to a total dollar amount of $100,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed for trading on the NYSE American under the symbol IGC. The closing price of our common stock on December 22, 2020, as reported by the NYSE American, was $1.78 per share.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2021

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

Unless the context requires otherwise, all references in this report to “IGC,” “the Company,” “we,” “our,” and/or “us” refer to India Globalization Capital, Inc., together with our subsidiaries and beneficially owned subsidiary

ABOUT INDIA GLOBALIZATION CAPITAL, INC.

Terms and Abbreviations

The following terms are used throughout this document:

“INDA” - Investigational New Drug Application

“FDA” - U.S. Food and Drug Administration

“MAD” - Multiple Ascending Dose

“PK” - Pharmacokinetics

“Hemp” - a variety of cannabis sativa plant species. The U.S. federal government, pursuant to the 2018 Farm Bill, legalized and classifies industrial hemp as cannabis containing no more than 0.3% delta-9-Tetrahydrocannabinol by dry weight.

“CBD” - Cannabidiol, a non-psychoactive phytocannabinoid that can be derived from hemp

Company Segments

We operate through two segments, Infrastructure and Life Sciences.

The Infrastructure segment, managed from India, involves the execution of construction projects, the purchase and resale of physical commodities mostly used in infrastructure, and the rental of heavy construction equipment.

The Life Sciences segment is based in the United States. It includes a biotech component that, pursuant to an INDA filed with the FDA, is enrolling patients for a Phase 1, MAD and PK trial on IGC-AD1, a cannabinoid based Investigational Drug Candidate (IDC) for treating patients suffering from mild to severe dementia due to Alzheimer’s disease. It also consists of a vertically integrated cannabinoid-based healthcare and wellness business with Holief™ for pain relief; Herbo™, a lifestyle brand; and Sunday Seltzer™, a hemp (CBD) infused seltzer.

Company Background

At IGC, we are dedicated to the future of pharmaceuticals and wellness products through innovative research in cannabinoid sciences. Devastating diseases such as Alzheimer’s, Parkinson’s, Epilepsy and chronic pain collectively affect more than a billion people worldwide. We believe life-altering solutions are within the reach of the current generation by applying creative concepts, dedicated study, and a passion for community and wellness empowerment, to cutting edge research, technology and product development.

Since 2014, our team has been committed to researching the application of cannabinoids, sometimes in combination with other compounds, to address various ailments, using our research to develop intellectual property, formulations and multiple wellness and lifestyle brands. In addition, since 2008, we have an infrastructure business that is based in India, which involves the execution of construction projects, the purchase and resale of physical commodities mostly used in infrastructure, and the rental of heavy construction equipment.

Scientific Highlights

In fiscal 2021, we were awarded a patent for our novel cannabinoid-based formulation addressing seizures in humans and veterinary animals. This followed our fiscal 2020 award of a patent for our formulation addressing cachexia and eating disorders in humans and a 2019 award of a patent for our formulation addressing pain. Since 2014, we have also filed eight other patents to address various diseases such as pain, seizures, eating disorders, fatigue and stammering.

On July 30, 2020, we received a notice from the FDA to proceed with a 12-subject Phase 1 human clinical trial (“removal of full clinical hold”) on our INDA, submitted under Section 505(i) of the Federal Food, Drug, and Cosmetic Act, for IGC-AD1. The Phase 1 trial is proposed to involve a randomized placebo-controlled MAD study to evaluate safety and tolerability of IGC-AD1 in subjects with mild to severe dementia due to Alzheimer’s disease. In addition, the study will evaluate PK and collect data on other factors. Our IGC-AD1 formulation is based on a patent filed by the University of South Florida (USF) that uses a cannabinoid as one of the active ingredients. We have exclusive rights to the patent filing. Hyalolex Drops of Clarity™, a tincture, which is currently available in select dispensaries in Puerto Rico, is also modeled around the patent filing by USF.

Alzheimer’s disease

According to the National Institute of Health’s National Institute on Aging (NIA), Alzheimer’s is an irreversible progressive brain disorder that destroys memory and thinking skills and, eventually the ability to carry out even the simplest of tasks. Symptoms for most people may first appear for individuals at ages in their mid-60s. Some experts believe that Alzheimer’s is the third leading cause of death just behind heart disease and cancer. According to the World Health Organization (WHO), Alzheimer’s is believed to cause about 70% of dementia, which is the loss of cognitive functioning that includes thinking, remembering, reasoning and behavioral abilities.  Alzheimer’s disease effects approximately 42 million people worldwide (WHO). According to the Alzheimer’s Association, approximately 10% of individuals over 65 have Alzheimer’s disease, and some researchers suspect that half of people over 80 develop Alzheimer’s (Piedmont Healthcare; Alzheimer’s Association).

While some researchers view Alzheimer’s as a spectrum disease, the NIA categorizes Alzheimer’s in three stages -- mild, moderate and severe. Broadly, in mild Alzheimer’s, problems can include wandering; getting lost, not remembering the way home for example; trouble handling money and paying bills; repeating questions; and personality and behavior changes. In moderate Alzheimer’s, there is damage to the areas of the brain that control language, reasoning, sensory processing, and conscious thought. Problems can include difficulty carrying out multistep tasks such as dancing, getting dressed, and more behavior changes including hallucinations, delusions, paranoia and impulsive behavior. By the time severe Alzheimer’s sets in, plaques and tangles spread throughout the brain, and the brain shrinks significantly. People with severe Alzheimer’s are completely dependent on others for care, they cannot communicate, and near the end, the body shuts down (NIA). There is no cure for Alzheimer’s disease (NIA).

Alzheimer’s patients manifest Behavior and Psychological Symptoms caused by Dementia (BPSD) that include, among others, depression, agitation, aggression, sleep disturbance (sundown syndrome), delusions, hallucinations and anxiety. These symptoms put a burden on caregivers that leads to caregiver distress (Cheng, 2017).  Our Phase 1 trial on IGC-AD1 is enrolling patients suffering from mild to severe dementia due to Alzheimer’s disease.

IGC-AD1 Drug Candidate

In 2017, we acquired rights to a patent filed by the University of South Florida on treating Alzheimer’s disease using a cannabinoid in combination with another naturally occurring molecule. The research on which the patent application is based showed that in Alzheimer’s cell lines various combinations of the formulation blocked the production of A®, blocked the formation of A® oligomers (plaques), inhibited the hyperphosphorylation of tau, which leads to the destabilization of microtubules, and increases mitochondrial activity. The research also showed improvement in the memory of Alzheimer’s induced transgenic mice. Based on this and other data, we acquired the patent rights from the University, formulated a liquid investigational medication, and filed an INDA with the FDA. The investigational drug, IGC-AD1, is ready for human trials, which is expected to begin with a Phase 1 MAD, PK trial, which is currently enrolling patients.

Business Strategy

We have a two-pronged strategy for the biotech component: the initial prong is to investigate IGC-AD1 for efficacy in managing the symptoms of Alzheimer’s disease. This involves, over the next fiscal years, conducting Phase 1 through Phase 3 trials on IGC-AD1 with the goal of showing large scale efficacy and eventually gaining FDA approval for IGC-AD1 as a cannabinoid-based medicine that can help manage patients suffering from Alzheimer’s disease. The second prong is to investigate the efficacy directly on memory, decreasing or managing plaques and tangles, some of the hallmarks of Alzheimer’s disease. Our pipeline of investigational cannabinoid medications includes pain creams and tinctures for pain relief.

The biotech portion of our Life Sciences strategy will take several years and involves considerable risk; however, this part of our effort provides, we believe, significantly greater defensible growth potential and first-to-market advantage. We are dedicated to the cause, having filed patents and an INDA with the FDA, as well as having established a trial center. Our approach is to test efficacy for BPSD first, and then turn our attention to the hallmarks of Alzheimer’s: plaques, tangles and memory.

Our shorter-term strategy also includes becoming vertically integrated in the hemp industry as this affords us the opportunity to create the right processes, quality and replicability for eventually creating pharmaceutical grade medicines. This also provide us with several profit opportunities, all conducted in accordance with applicable laws and regulations, such as:

●	sale of our products, under the Herbo™, Hyalolex™, Holief™, and Sunday Seltzer™ brand lines, among others;
●	white labelling of products such as CBD infused lotions, creams, and oils for other brands;
●	wholesale of hemp extracts including hemp crude extract and hemp isolate;
●	processing of hemp biomass and crude oil for farmers in the Northwest United States and Canada; and
●	use our manufacturing and trading platform to assist in delivering emergency products such as hand sanitizers, gloves, and other personal protection equipment for the length of the COVID-19 pandemic.

We believe that the ongoing and expanded investment in clinical trials, research and development (“R&D”), facilities, marketing and advertising, as well and the acquisition of products and businesses supporting our Life Sciences segment, is critical to the development and delivery of innovative products and best-in-class patient and customer experience. Part of our strategy is to leverage our R&D and our intellectual property, to develop products that are well differentiated and backed by science through planned pre-clinical and clinical trials. We believe this strategy has the potential to improve existing products and lead to the creation of new products, which, based on scientific study and research, may offer positive results for the treatment of certain conditions, symptoms and side effects.

Our strategy for the Infrastructure segment is to invest in and competitively bid on construction contracts, for example to build roads, bridges and other civil works in Kerala, India, and to opportunistically buy and sell infrastructure and other commodities including personal protection equipment. We are currently experiencing a lack of certainty in this business because the COVID-19 pandemic and stay-at-home and shelter in place orders have slowed down this industry.

Patent Activity

As part of our intellectual property strategy, we seek appropriate patent protection for applicable product candidates, drug delivery systems and molecular modifications, as well as other proprietary technologies and their uses, by filing patent applications in the United States and select other countries. We intend for these patent applications to cover, where possible, claims for medical uses, processes for preparation and processes for delivery and formulations. We have also applied for approximately 32 trademarks under various classes. No assurance can be given that these patent and trademark filings will be approved or registered.

The table below provides the current status of our patent filings:

Formulation	Indication	Provisional Filing	PCT Filing	Status
IGC-501	Pain	09/16/14	09/16/15	Patent issued on 11/06/2018 (#10,117,891)
IGC-502	Seizures	01/25/15	01/14/16	Patent issued on 08/05/2020 (#10,751,300)
IGC-503	Seizures	04/01/15	03/25/16	Pending
IGC-504	Eating Disorders	08/12/15	08/11/16	Patent issued on 03/24/2020 (#10,596,159 B2)
IGC-505	Seizures	06/15/16	06/15/16	Pending
IGC-506	Eating Disorders	02/28/17	02/27/18	Pending
IGC-507 (USF)	Alzheimer’s Disease	07/30/15	2021	Pending
IGC-508	CNS Disorders	3/29/18	03/29/19	Pending
IGC-509	Fatigue and energy restoration	10/4/18	10/04/19	Pending
IGC-510	Stammering, Tourette’s syndrome	5/23/19	2021	Pending
IGC-511	Pain (2nd)	7/17/20	2021	Pending
IGC-512	Stress relief & calm restoring beverage	12/02/20	2021	Pending

Licenses, Technology and Cybersecurity

We have retained intellectual property attorneys that advise, counsel and represent us regarding the filing of patents, provisional patent applications, copyrights applications and trademark applications; trade secret laws of general applicability; and employee confidentiality and invention assignment. Most of our data, including our accounting data, is stored in the cloud that helps us mitigate the overall risk of losing data. We have a cybersecurity policy in place and are in the process of implementing tighter cybersecurity measures to safeguard against hackers. We hold all rights to the patents that have been filed by us with the USPTO.

Competitive Advantage

Our core competencies include the following:

●

a network of doctors, scientists with Ph.D. degrees and intellectual property legal experts that have a sophisticated understanding of drug discovery, research, FDA filings, intellectual protection, and product formulation;

●	knowledge of various cannabinoid strains, their phytocannabinoid profile, extraction methodology and impact on various pathways;
●	knowledge of plant and cannabinoid-based combination therapies;
●	knowledge of research and development in the field;
●

patents IGC-501, IGC-504 and IGC-502 for treatment of pain, treatment of cachexia and eating disorders in humans and veterinary animals, and treatment of seizures in humans and veterinary animals, respectively; and

●	a team with experience in manufacturing, marketing and selling cannabinoid products.

Corporate Information

As of December 15, 2020, we had the following direct operating subsidiaries: Techni Bharathi Private Limited (“TBL”), IGCare, LLC (“IGCare"), Holi Hemp, LLC (“Holi Hemp”), IGC Pharma, LLC (“IGC Pharma”), SAN Holdings, LLC (“SAN Holdings”), Sunday Seltzer, LLC (“Sunday Seltzer”) and Colombia-based beneficially owned subsidiary Hamsa Biochem SAS (“Hamsa”). Our fiscal year is the 52- or 53-week period that ends on March 31. We are a Maryland corporation established in 2005. We have employees, contract workers and advisors in the United States, India, Colombia and Hong Kong.

We maintain several Internet addresses including www.igcinc.us and www.igcpharma.com. These, including our Twitter @IGCIR and other social media, contain information about our company and products on these websites from time to time, as we plan to provide updates on the company, announcements regarding relevant research findings and patent approval, and other important information as we grow and expand. Website and social media references in this prospectus are provided as a convenience and do not constitute, and should not be viewed as, incorporation by reference of the information available through, or contained on, the websites and in social media. Therefore, such information should not be considered part of this prospectus. Our public filings with the SEC are accessible on the SEC’s website, www.sec.gov.

We have proprietary rights to a number of trademarks used in this prospectus which are important to our business and have applied for trademarks. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus.

Recent Developments

●

On December 21, 2020, our company and our CEO Ram Mukunda reached a settlement (“Settlement”) with the U.S. Securities and Exchange Commission (“SEC”) for disclosures made in our March 26, 2018 press release regarding the timeframe for the availability of our first cannabis product, Hyalolex™. Under the terms of the Settlement, without admitting or denying the factual allegations, we and Mr. Mukunda consented to the entry of an order by the SEC pursuant to which: (1) we and Mr. Mukunda will cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and (3) of the Securities Act of 1933; (2) we and Mr. Mukunda paid a civil money penalty in the respective amounts of $175,000 and $35,000 to the SEC; and (3) we will retain an independent compliance consultant to conduct a compliance program assessment and make recommendations related to our internal policies and procedures regarding the effectiveness of our disclosure controls and procedures with an emphasis on our press releases and social media posts.

●

On July 30, 2020, we received notice from the FDA to proceed with a 12-subject Phase 1 human clinical trial (“removal of full clinical hold”) on our INDA, submitted under Section 505(i) of the Federal Food, Drug, and Cosmetic Act, for IGC-AD1. The Phase 1 trial will involve a randomized placebo-controlled MAD study to evaluate safety and tolerability of IGC-AD1 in subjects with mild to severe dementia due to Alzheimer’s disease. In addition, the study will evaluate PK and collect data on other factors. Our IGC-AD1 formulation is based on a patent filed by the University of South Florida that uses a cannabinoid as one of the active ingredients. We have exclusive rights to the patent filing.

●

We have suffered losses and setbacks due to the COVID-19 pandemic, including being delayed in executing an ongoing construction contract, being unable to commission equipment and having to slow down operations because of COVID-19.

●

In response to the COVID-19 pandemic, we manufactured and distributed alcohol-based hand sanitizers. The majority of our revenue for the first quarter of fiscal 2021 is from the sale of hand sanitizers. In an effort to help some of the hardest hit communities, we donated hand sanitizers to the Federal Emergency Management Agency (FEMA), the Navajo Nation in Arizona, the Crow reservation in Montana, and the Sioux reservation in South Dakota.

●	We are executing a road building contract in Kerala, India valued at approximately $1.1 million. Work on this project is sporadic based on COVID-19 restrictions.
●	On July 17, 2020, we filed a provisional patent application with the USPTO for our IGC-511 formulation for cannabidiol-based composition and method for treating pain.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A., “Risk Factors” of our annual report on Form 10-K for the fiscal year ended March 31, 2020, in Item 1A., “Risk Factors” of our quarterly reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus. See “Where You Can Find More Information.” Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

The Drug Enforcement Administration (DEA) interim final rule related to statutory amendments to the Controlled Substances Act (CSA) made by the Agriculture Improvement Act of 2018 (AIA), regarding the scope of regulatory controls over marijuana, tetrahydrocannabinols and other related constituents may have an adverse impact on our company.

Effective August 21, 2020, the interim rule to align DEA regulations in response to hemp legalization under the 2018 Farm Bill became effective. In order to meet the AIA's definition of hemp, and thus qualify for the exception in the definition of marijuana, a cannabis-derived product must itself contain 0.3% or less delta-9-Tetrahydrocannabinol (THC) on a dry weight basis. It is not enough that a product is labeled or advertised as “hemp.” Cannabis-derived products that exceed the 0.3% THC limit do not meet the statutory definition of “hemp” and are schedule I controlled substances, regardless of claims made to the contrary in the labeling or advertising of the products. Further, a cannabis derivative, extract or product that exceeds the 0.3% THC limit is a schedule I controlled substance, even if the plant from which it was derived contained 0.3% or less THC on a dry weight basis. While we strive to ensure compliance, further tightening of these definitions may have an adverse impact on our products.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This report and the documents incorporated in this report by reference contain “forward-looking statements.” We or our representatives may, from time to time, make written or verbal forward-looking statements. In this report and the documents incorporated by reference, we discuss plans, expectations, and objectives regarding our business, financial condition, and results of operations. Without limiting the foregoing, statements that are in the future tense, and all statements accompanied by terms such as “believe,” “project,” “expect,” “trend,” “estimate,” “forecast,” “assume,” “intend,” “plan,” “target,” “anticipate,” “outlook,” “preliminary,” “will likely result,” “will continue,” and variations of them and similar terms are intended to be “forward-looking statements.” We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans, and projections. Forward-looking statements are subject to risks and uncertainties, including those identified in the “Risk Factors” included in this prospectus and in the documents incorporated by reference that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date when they are made. Except as required by federal securities law, we do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations or the occurrence of unanticipated events after the date of those statements.

Forward-looking statements are based upon, among other things, our assumptions with respect to:

●	the impact of the COVID-19 pandemic on our results of operations including the delay in our ability to launch certain projects;
●

our ability to successfully register trademarks and patents, create and market new products and services, including trading in Hong Kong and other parts of South Asia, contract for infrastructure projects and rental of equipment in India, and achieve customer acceptance in the industries we serve;

●	current and future economic and political conditions, including in Hong Kong, North America, Colombia and India; and our ability to accurately predict the future demand for our products and services;

●	our ability to successfully market our hemp-based products in countries and states where hemp and hemp products are legal;
●	our ability to maintain a stock listing on a national securities exchange;
●	our ability to obtain FDA approval for an INDA, including a phase 2 trial for IGC-AD1, and to successfully run medical trials;
●	the outcome of medical trials that are conducted on our IDCs and products;
●	competition and general acceptance of phytocannabinoids for alternative, pharmaceutical, and nutraceutical therapies;
●	our ability to effectively compete and our dependence on market acceptance of our brands and products;
●	federal and state legislation, and administrative policy regulating phytocannabinoids;
●	our ability (based in part on regulatory concerns) to license our products to processors that can produce pharmaceutical grade phytocannabinoids;
●	our ability to obtain and protect patents for the use of phytocannabinoids in our formulations; and
●	our ability to obtain and install equipment for processing and manufacturing hemp and hemp products.

You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. Moreover, in the future, we may make forward-looking statements through our senior management that involve the risk factors and other matters described in this report, as well as other risk factors subsequently identified, including, among others, those identified in our filings with the SEC in our quarterly reports on Form 10-Q and our current reports on Form 8-K.

This document contains statements and claims that are not approved by the FDA, including statements on hemp and hemp extracts, including cannabidiol and other cannabinoids. These statements and claims are intended to be in compliance with state laws, specifically in states where medical cannabis has been legalized, and the diseases which we anticipate our products will target are approved conditions for treatment or usage with cannabis or cannabinoids.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of our securities in this offering to fund our working capital and capital expenditure requirements over the next 12 to 36 months. In particular, we plan to utilize the net proceeds to:

●     cover working capital needs, including paying continuing product development expenses, employees’ and officers’ salaries and ongoing public reporting costs;

●     fund pre-clinical and various phases of clinical trials on IGC-AD1and other potential IDCs in the U.S. and other countries;

●     fund the development or acquisition of a lab for analyzing pharmaceutical products;

●     fund the acquisition or development of an FDA approved GMP facility for the manufacture of pharmaceutical grade products;

●     fund purchasing and selling of infrastructure materials, personal protection equipment, among others;

●     fund bidding on infrastructure projects, government contracts, including providing bonds;

● finance marketing and brand awareness campaigns in the United States and other countries where our products and services can be sold in accordance with applicable law and regulation;
● finance the costs of acquiring additional patents or patent filings; ● fund the filing and potential litigation of patents;
● develop and test products based on our patent pending formulations;

●     launch our hemp-based products in countries and states where hemp and hemp products are legal;

●     fund the use of our manufacturing and trading platform to assist in delivering emergency products including personal protection equipment such as gloves and hand sanitizers, among others, for the COVID-19 pandemic; and

●     fund potential acquisitions of, investments in, and joint ventures with, complementary (including competitive) businesses, products and technologies, including in the cannabis industry, all conducted in accordance with applicable laws and regulations, however, we currently have no commitments or agreements with respect to any such acquisitions, investments or joint ventures.

In the event we raise substantially less than the maximum proceeds, we will expend the proceeds generally in the order set forth above, except that general working capital expenses are expected to be consistent over time.

There is no guarantee that we will sell the securities covered by this prospectus and, in the event that we do, there is no guarantee as to the total number of securities that we will sell, nor is there any guarantee as to the amount of net proceeds of this offering to be applied to any one particular proposed use as described above. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our common stock,
●	warrants to purchase common stock or units,
●	units comprised of common stock and warrants in any combination, and
●	rights.

In this prospectus, we refer to the common stock, warrants, units and rights collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $100,000,000. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of incorporation and by-laws, each as amended to date, which we refer to as our “articles of incorporation” and “by-laws.”

General

We are a Maryland corporation. Under our articles of incorporation, we have authority to issue 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of November 30, 2020, there were issued and outstanding:

●	42,784,365 shares of common stock;
●	no shares of preferred stock;
●	91,472 units;
●	stock options to purchase 210,000 shares of common stock at a weighted average exercise price of $0.46 per share; and
●	warrants to purchase 1,167,217 shares of common stock by surrendering 10 warrants and a payment of $5.00 per share.

Voting, Dividends and Other Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Holders of shares of our common stock are entitled to receive dividends ratably when, as, and if declared by the board of directors out of funds legally available therefor and, upon our liquidation, dissolution or winding up are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are, and the shares of common stock to be sold in this offering will be, when issued, validly authorized and issued, fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co. and its address is 1 State Street, 30th Floor, New York, NY 10004-1561, telephone number +1 (212) 509-4000.

Listing

Our common stock is listed for trading on the NYSE American under the symbol IGC. It is also quoted on the Frankfurt, Berlin and Stuttgart (XETRA2) stock exchanges in Germany under the symbol IGSI.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or units. Warrants may be issued independently or together with common stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

●	the offering price and aggregate number of warrants offered;
●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
●	the date on and after which the warrants and the related securities will be separately transferable;
●	the number of shares of common stock or units, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, which describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below;
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;
●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Warrants” and “Description of Units” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the rights;
●	the date of determining the stockholders entitled to the rights distribution;
●	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the
●	rights;
●	the exercise price;
●	the aggregate number of rights issued;
●	the date, if any, on and after which the rights will be separately transferable;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and
●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

ANTI-TAKEOVER LAW, LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Business Combinations

Under the Maryland General Corporation Law, some business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, are prohibited for a period of time and require an extraordinary vote. These transactions include those between a Maryland corporation and the following persons (a “Specified Person”):

An interested stockholder, which is defined as any person (other than a subsidiary) who beneficially owns 10% or more of the corporation’s voting stock, or who is an affiliate or an associate of the corporation who, at any time within a two-year period prior to the transaction, was the beneficial owner of 10% or more of the voting power of the corporation’s voting stock; or an affiliate of an interested stockholder.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors of a Maryland corporation also may exempt a person from these business combination restrictions prior to the time the person becomes a Specified Person and may provide that its exemption be subject to compliance with any terms and conditions determined by the board of directors. Transactions between a corporation and a Specified Person are prohibited for five years after the most recent date on which such stockholder becomes a Specified Person. After five years, any business combination must be recommended by the board of directors of the corporation and approved by at least 80% of the votes entitled to be cast by holders of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than voting stock held by the Specified Person with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price as defined by Maryland law and other conditions under Maryland law are satisfied.

A Maryland corporation may elect not to be governed by these provisions by having its board of directors exempt various Specified Persons, by including a provision in its charter expressly electing not to be governed by the applicable provision of Maryland law or by amending its existing charter with the approval of at least 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than those held by any Specified Person. Our articles of incorporation do not include any provision opting out of these business combination provisions.

Control Share Acquisitions

The Maryland General Corporation Law also prevents, subject to exceptions, an acquirer who acquires sufficient shares to exercise specified percentages of voting power of a corporation from having any voting rights except to the extent approved by two-thirds of the votes entitled to be cast on the matter not including shares of stock owned by the acquiring person, any directors who are employees of the corporation and any officers of the corporation. These provisions are referred to as the control share acquisition statute.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted prior to the acquisition by a provision contained in the corporation’s charter or bylaws. Our bylaws include a provision exempting us from the restrictions of the control share acquisition statute, but this provision could be amended or rescinded either before or after a person acquired control shares. As a result, the control share acquisition statute could discourage offers to acquire our common stock and could increase the difficulty of completing an offer.

Board of Directors

The Maryland General Corporation Law provides that a Maryland corporation which is subject to the Exchange Act and has at least three outside directors (who are not affiliated with an acquirer of the company) under certain circumstances may elect by resolution of the board of directors or by amendment of its charter or bylaws to be subject to statutory corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under these provisions, a board of directors may divide itself into three separate classes without the vote of stockholders such that only one-third of the directors are elected each year. A board of directors classified in this manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing to be covered by the applicable statutory provisions and notwithstanding the corporation’s articles of incorporation or bylaws:

●	provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,
●	reserve for itself the right to fix the number of directors,
●	provide that a director may be removed only by the vote of at least two-thirds of the votes entitled to be cast generally in the election of directors, and
●	retain for itself sole authority to fill vacancies created by an increase in the size of the board or the death, removal, or resignation of a director.

In addition, a director elected to fill a vacancy under these provisions serves for the balance of the unexpired term instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. Although a corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute, we have not adopted such a prohibition. We have adopted a staggered board of directors with three separate classes in our articles of incorporation and given the Board the right to fix the number of directors, but we have not prohibited the amendment of these provisions. The adoption of the staggered board may discourage offers to acquire our common stock and may increase the difficulty of completing an offer to acquire our stock. If our Board chose to implement the statutory provisions, it could further discourage offers to acquire our common stock and could further increase the difficulty of completing an offer to acquire our common stock.

Effect of Certain Provisions of our Articles of Incorporation and Bylaws

In addition to the articles of incorporation and bylaws provisions discussed above, certain other provisions of our bylaws may have the effect of impeding the acquisition of control of our Company by means of a tender offer, proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. These provisions of bylaws are intended to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt, which our Board believes is otherwise unfair to our stockholders. These provisions, however, also could have the effect of delaying, deterring or preventing a change in control of our company.

Our bylaws provide that with respect to annual meetings of stockholders, (i) nominations of individuals for election to our Board of Directors and (ii) the proposal of business to be considered by stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board of Directors, or by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

Special meetings of stockholders may be called only by the chief executive officer, the board of directors or the secretary of our company (upon the written request of the holders of a majority of the shares entitled to vote). At a special meeting of stockholders, the only business that may be conducted is the business specified in our notice of meeting. With respect to nominations of persons for election to our Board of Directors, nominations may be made at a special meeting of stockholders only pursuant to our notice of meeting, by or at the direction of our Board of Directors, or if our Board of Directors has determined that directors will be elected at the special meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

These procedures may limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;
●	to one or more underwriters or dealers for resale to the public or to investors;
●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;
●	directly to investors in privately negotiated transactions; or
●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to prevailing market prices; or
●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;
●	the purchase price of our securities being offered and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
●	the public offering price;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchanges on which such common stock may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NYSE American. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE American or otherwise and, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements of India Globalization Capital, Inc. included in our annual report on Form 10-K for the fiscal year ended March 31, 2020 and March 31, 2019, have been audited by Manohar Chowdhry & Associates, independent registered public accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon certain legal matters, including the legality of the securities offered by this prospectus and any prospectus supplement. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, subject to restrictions that may be imposed from time to time as a result of the COVID-19 pandemic. You should call 1-800-SEC-0330 for more information on the operation of the public reference room, including any restrictions imposed as a result of the COVID-19 pandemic. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov. The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.igcinc.us. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

●	Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC on July 13, 2020;
●	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 filed with the SEC on August 19, 2020 and September 30, 2020 filed with the SEC on November 20, 2020;
●

Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed), filed with the SEC on May 8, 2020, May 13, 2020, July 20, 2020, August 11, 2020, August 20, 2020 and December 22, 2020; and

●

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 7, 2006, and any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, but not delivered with this prospectus supplement. Copies of the above documents (other than exhibits to such documents unless those exhibits have been specifically incorporated by reference in this prospectus supplement) may be obtained upon written or oral request, without charge to you, by contacting:

India Globalization Capital, Inc.
Attn: Corporate Secretary
10224 Falls Road
Potomac, Maryland 20854
Telephone: +1 (301) 983-0998.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

$75,000,000

Common Stock

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PROSPECTUS SUPPLEMENT

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Benchmark Company